Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Other Information” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 2,634 and Amendment No. 2,638 to the Registration statement (Form N-1A, No. 333-123257 and No. 811-10325) of VanEck Vectors ETF Trust and to the incorporation by reference of our reports dated November 20, 2018 on VanEck Vectors Biotech ETF, VanEck Vectors Environmental Services ETF, VanEck Vectors Gaming ETF, VanEck Vectors Generic Drugs ETF, VanEck Vectors Pharmaceutical ETF, VanEck Vectors Retail ETF, VanEck Vectors Semiconductor ETF, VanEck Vectors Real Asset Allocation ETF, VanEck Vectors Morningstar International Moat ETF, VanEck Vectors Morningstar Wide Moat ETF and VanEck Vectors NDR CMG Long/Flat Allocation ETF (eleven of the funds constituting VanEck Vectors ETF Trust) included in the Annual Report to Shareholders for the fiscal year ended September 30, 2018.

/s/ Ernst & Young LLP

New York, NY

January 23, 2019